Exhibit 32.0

CEO AND CFO CERTIFICATIONS PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2002

The undersigned hereby certifies, in his capacity as an officer of Building Materials Holding Corporation, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

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the quarterly report on Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

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the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations.

Date: May 5, 2005	/s/ Robert E. Mellor
Robert E. Mellor Chairman of the Board, President and Chief Executive Officer (Principal Executive Officer)

The undersigned hereby certifies, in his capacity as an officer of Building Materials Holding Corporation, for purposes of 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to the best of his knowledge:

•

the quarterly report on Form 10-Q for the period ended March 31, 2005 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

•

the information contained in the quarterly report fairly presents, in all material respects, the financial condition and results of operations.

Date: May 5, 2005	/s/ William M. Smartt
William M. Smartt Senior Vice President and Chief Financial Officer (Principal Financial Officer)